EXHIBIT 10.19

CONFIDENTIAL

THIRD AMENDMENT TO

MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT

THIS THIRD AMENDMENT TO THE MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT (this “Third Amendment”) dated September 1st, 2004, with effect as to certain agreements contained herein as of January 1st 2004 (the “Effective Date”) is made

BETWEEN:

TELEGLOBE CANADA ULC, an amalgamated
unlimited liability company amalgamated under the
laws of the Province of Nova Scotia, having an
office at 1000 rue de la Gauchetiere, Montreal,
Quebec, Canada (“Teleglobe”);

AND:

BELL CANADA, a Canadian corporation
incorporated under the laws of Canada having an
office at 483 Bay Street, Floor 6N, Toronto,
Ontario, Canada (“Bell Canada”);

RECITALS:

WHEREAS Teleglobe and Bell Canada have entered into a Master Wholesale Pricing and Services Coordinating Agreement (the “Master Agreement”) dated January 1st 2001, as amended effective April 1st, 2003 (the “First Amendment”); and as amended effective January 1st, 2004 (the “Second Amendment”), and

WHEREAS IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations are to be provided between the Parties under the terms of the Master Agreement as amended by the First Amendment and by the Second Amendment and provided for herein; and

WHEREAS Teleglobe and Bell Canada wish to modify certain terms and conditions as the same relate to the rates that Bell Canada and Teleglobe are required to pay for certain IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations;

NOW THEREFORE, THIS THIRD AMENDMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:

1.	DEFINITIONS

Terms having initial capital letters and capitalized terms used, but not otherwise defined in this Third Amendment, including its recitals, shall have the respective meanings set out in the Master Agreement or the First Amendment or the Second Amendment. Certain terms having initial capital letters and capitalized terms used in this Third Amendment are defined in the context in which they appear and shall have the respective meanings there indicated.

In this Third Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Adjustment Notice” has the meaning set forth in Section 2.3.1.7 hereof.

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“Bell Swap Incremental Penalty” has the meaning set forth in Section 2.4.1.3 hereof.

“Bell Swap Incremental Rates” has the meaning set forth in Section 2.4.1.3 hereof.

“Bell Swap Incremental Volume” has the meaning set forth in Section 2.4.1.3 hereof.

“Bell Swap Shortfall” has the meaning set forth in Section 2.4.1.3 hereof.

“Bell Swap Volume Commitment” has the meaning set forth in Section 2.4.1.3 hereof.

“Bilateral Quality” shall mean the standard of quality reasonably expected from any telecommunications carrier that has a network managed by a Network Operations Center twenty four (24) hours per day and seven (7) days per week, has the ability to re-route and fall-back traffic in the event of congestion or failure, has redundancy in terminating locations and offers acceptable levels of quality relative to Tier 1 carriers standards, which includes without limitation ASR levels.

“Conversation Minute” shall mean a minute of communication resulting from a completed connection between the calling number and the called number. The duration of each Conversation Minute shall be measured in actual seconds of Conversation Time.

“Conversation Time” shall mean the interval that elapses between (a) the moment when the reply condition (answer signal in the backward direction) is detected at the point where the recording of the call duration takes place, and (b) the moment when the clear forward condition (clear forward signal) is detected at the same point, rounded to the nearest second.

“Designated Routes” means the designated routes set out in Appendix 2 attached hereto.

“First Base Rate” has the meaning set forth in Section 2.3.1.2 hereof.

“First Teleglobe Shortfall” has the meaning set forth in Section 2.3.1.2 hereof.

“First Teleglobe Shortfall Charge” has the meaning set forth in Section 2.3.1.2 hereof.

“First Teleglobe Volume Commitment” shall have the meaning set out in Section 2.3.1.2 hereof.

“High Cost Serving Areas” means the Non-Regional Bell Operating Companies (Non-RBOC) and USA NPA/NXXs listed as part of the Local Exchange Routing Guide (“LERG”) database, which is the official North American database managed by the North American Numbering Plan Administrator.

“High Cost Serving Areas Threshold” has the meaning set out in Section 2.3.1.6 hereof.

“High Cost Serving Areas Threshold Surcharge” has the meaning set out in Section 2.3.1.6 hereof.

“Monthly Bell Target” has the meaning set out in Section 2.4.1.4 hereof.

“Monthly Teleglobe Target” has the meaning set out in Section 2.3.1.4 hereof.

“Parties” means Bell Canada and Teleglobe.

“Party” means either Bell Canada, or Teleglobe as the context requires.

“Swap Base Rate” has the meaning set forth in Section 2.3.1.3 hereof.

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“Swap Period” means commencing on July 1st, 2004 and terminating on December 31st, 2004 as set forth in Section 2.3.1.3 hereof.

“Teleglobe Swap Incremental Penalty” has the meaning set forth in Section 2.3.1.3 hereof.

“Teleglobe Swap Incremental Rate” has the meaning set forth in Section 2.3.1.3 hereof.

“Teleglobe Swap Incremental Volume” has the meaning set forth in Section 2.3.1.3 hereof.

“Teleglobe Swap Shortfall” has the meaning set forth in Section 2.3.1.3 hereof.

“Teleglobe Swap Volume Commitment” shall have the meaning set out in Section 2.3.1.3 hereof.

“Term” means commencing on January 1st, 2004 and terminating on December 31st, 2004.

“US Switched Minute Terminations” has the meaning set forth in Section 2.3.1.2 hereof.

“Valid U.S. Traffic” shall consist only of direct dialed (1+) calls terminating in U.S. NPAs (excluding U.S. Virgin Islands, Puerto Rico, Guam, Hawaii and Alaska). For greater certainty, (i) calls to NXXs 555 and 976, (ii) calls to NPAs 900, 800, 877, 866 and other toll-free numbers, (iii) ISDN traffic, and (iv) billed calling card calls, reverse billed collect calls, reverse billed calls, billed to third party calls and operator handled calls are not Valid U.S. Traffic, and any such calls shall be routed to vacant numbers and shall receive an overflow (fast busy) tone.

2.	SERVICES

2.1	Teleglobe and Bell Canada shall provide the IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations under the terms and conditions as set out in the Master Agreement, the First Amendment and the Second Amendment as applicable, except as modified as follows:

2.3.1	Switched Minute Terminations in the US. During the Term the Parties agree as follows:

2.3.1.1	Article 2.3.1 of the Second Amendment, dated January 9th, 2004, is hereby deleted in its entirety and replaced with the following provisions.

2.3.1.2	During the Term, Teleglobe agrees to send Bell Canada the volume of Conversation Minutes set out in Section 1 of Appendix 3 attached hereto as the First Teleglobe Volume Commitment of Valid U.S. Traffic (“US Switched Minute Terminations”). In consideration for the foregoing, Bell Canada shall apply a per minute rate set out in Section 1 of Appendix 3 attached hereto as the First Base Rate to each Conversation Minute delivered as part of the First Teleglobe Volume Commitment. In the event that Teleglobe fails to meet the foregoing First Teleglobe Volume Commitment (the “First Teleglobe Shortfall”), Bell Canada shall apply, as liquidated damages and not as a penalty, a rate set out in Section 1 of Appendix 3 attached hereto as the First Teleglobe Shortfall Charge per Conversation Minute being part of the First Teleglobe Shortfall.

2.3.1.3	During the Term, but only after Teleglobe has fulfilled the First Teleglobe Volume Commitment, Teleglobe shall have the right to send Bell Canada an additional volume of Conversation Minutes of US Switched Minute Terminations set out in Section 2 of Appendix 3 attached hereto as the Teleglobe Swap Volume Commitment. For greater certainty, the Parties hereby agree that the Teleglobe Swap Volume Commitment shall begin no earlier than July 1st, 2004 and terminate on December 31st, 2004 (the “Swap Period”). In consideration for the foregoing, Bell Canada shall apply a per minute rate set out in Section 2 of Appendix 3 attached hereto as the Swap Base Rate to each

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Conversation Minute in the Teleglobe Swap Volume Commitment. In the event that Teleglobe exceeds the Teleglobe Swap Volume Commitment (the “Teleglobe Swap Incremental Volume”), Bell Canada shall apply a rate set out in Section 3 of Appendix 3 attached hereto as the Teleglobe Swap Incremental Rate, against the total of Conversation Minutes equal to the Teleglobe Swap Incremental Volume (the “Teleglobe Swap Incremental Penalty”). In the event that Teleglobe fails to meet the Teleglobe Swap Volume Commitment (the “Teleglobe Swap Shortfall”), Teleglobe shall have up to one (1) month, beginning on the day following the end of the Swap Period, to make up the Teleglobe Swap Shortfall.

2.3.1.4	In fulfilling the Teleglobe Swap Volume Commitment, Teleglobe shall use reasonable efforts to deliver the US Switched Minute Terminations to Bell Canada on a monthly basis, in equal proportions over the Swap Period. In consideration of the foregoing, Teleglobe shall target to send Bell Canada an amount equal to one-sixth (1/6th) of the Teleglobe Swap Volume Commitment of US Switched Minute Terminations during each calendar month during the Swap Period (the “Monthly Teleglobe Target”) as set out in Section 2 of Appendix 3 attached hereto.

2.3.1.5	For greater certainty, and without limiting anything set out in Sections 2.3.1.2, 2.3.1.3 and 2.3.1.4 above, the Parties agree that per call rating will be done using an initial six- (6-) second minimum time followed by one- (1-) second increments of conversation time, rounded up to the nearest one- (1-) second increment.

2.3.1.6	Teleglobe agrees that no more than 35% of the total US Switched Minute Terminations traffic delivered during any given calendar month (and no more than 30% over the Term of this Third Amendment) (“High Cost Serving Areas Threshold”) shall be for termination to High Cost Serving Areas. Bell Canada shall, in addition to the First Base Rate, Swap Base Rate or Teleglobe Swap Incremental Rate, whichever then applicable, levy a surcharge set out in Section 1 of Appendix 3 attached hereto as the High Cost Serving Areas Threshold Surcharge per Conversation Minute for each Conversation Minute terminated in the High Cost Serving Areas which is above the High Cost Serving Areas Threshold. For greater certainty, the Parties agree that all Valid U.S. Traffic above the High Cost Serving Areas Threshold shall apply towards the First Teleglobe Volume Commitment and/or the Teleglobe Swap Volume Commitment.

2.3.1.7	Notwithstanding any other provision of this Third Amendment, Bell Canada shall have the right to adjust the First Base Rate, from time to time, upon providing twenty (20) Business Days written notice to Teleglobe (the “Adjustment Notice”). In the event that Teleglobe is not satisfied with the Adjustment Notice, Teleglobe shall be relieved of its obligation to meet the First Teleglobe Volume Commitment without incurring any First Teleglobe Shortfall Charge, and Teleglobe shall be deemed to have satisfied the First Teleglobe Volume Commitment for purposes of Section 2.3.1.3 above, by providing written notice to Bell Canada within ten (10) Business Days from the date of Teleglobe’s receipt of the Adjustment Notice. If Teleglobe does not provide any such notice to Bell Canada within ten (10) Business Days from the date of Teleglobe’s receipt of the Adjustment Notice, Teleglobe is deemed to have accepted any adjustment to the First Base Rate as specified in the Adjustment Notice.

2.3.1.8	All US Switched Minute Terminations traffic sent by Teleglobe to Bell Canada shall be routed by Bell Canada at Bilateral Quality. In addition to the foregoing, Bell Canada shall use reasonable efforts to provide Calling Line Identification (“CLI”) for such traffic, however, Bell Canada shall not guarantee that such features shall apply to all Valid U.S. Traffic.

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2.3.1.9	Bell Canada may, at its discretion, net the payment from Teleglobe for US Switched Minute Terminations against Bell’s payables to Teleglobe for services pursuant to a Specific Services Agreement or the Master Agreement.

2.4.1	IDDD Outbound Service During the Term, and notwithstanding the terms and conditions set forth in the Master Agreement, the First Amendment, the Parties hereby agree:

2.4.1.1	Article 2.4.1 of the Second Amendment, dated January 9th, 2004, is hereby deleted in its entirety and replaced with the following provisions.

2.4.1.2	With respect to IDDD Outbound Services for the Designated Routes set out in Appendix 2 attached hereto, Teleglobe shall not charge Bell Canada, during the period beginning January 1st, 2004 and terminating June 30th 2004, rates in excess of the rates set out in Section 1 of Appendix 2 attached hereto. For greater certainty, the Parties agree that Section 7 of the Master Agreement shall continue to apply with respect to the rates applicable for the Designated Routes.

2.4.1.3	During the Swap Period, Bell Canada shall have the right to send Teleglobe the total volume of IDDD Outbound Services set out in Section 2 of Appendix 2 attached hereto as the Bell Swap Volume Commitment to the Designated Routes as set out in Section 2 of Article A in Appendix 2 attached hereto. In consideration for the foregoing, Teleglobe shall apply the Swap Base Rate as set out in Section 2 of Appendix 2 attached hereto to each Conversation Minute of the Bell Swap Volume Commitment. In the event that Bell exceeds the Bell Swap Volume Commitment (the “Bell Swap Incremental Volume”), Teleglobe shall apply the rates to the Designated Routes as set out in Section 3 of Appendix 2 attached hereto (the “Bell Swap Incremental Rates”) against the total of Conversation Minutes equal to the Bell Swap Incremental Volume (the “Bell Swap Incremental Penalty”). In the event that Bell Canada fails to meet the Bell Swap Volume Commitment (the “Bell Swap Shortfall”), Bell Canada shall have up to one (1) month, beginning on the day following the end of the Swap Period, to make up the Bell Swap Shortfall. All IDDD Outbound Services traffic sent by Bell Canada to Teleglobe on the Designated Routes shall continue to be routed by Teleglobe at Bilateral Quality.

2.4.1.4	In fulfilling the Bell Swap Volume Commitment, Bell Canada shall use reasonable efforts to deliver the IDDD Outbound Services to the Designated Routes to Teleglobe in equal proportions over the Swap Period. In consideration of the foregoing, Bell Canada shall target to send Teleglobe an amount equal to one-sixth (1/6th) of the Bell Swap Volume Commitment of IDDD Outbound Services to the Designated Routes during each calendar month in the Swap Period (the “Monthly Bell Target”) as set out in Section 2 of Appendix 2 attached hereto.

2.4.1.5	For greater certainty IDDD Outbound Services traffic sent by Bell Canada to the Designated Routes at the rates identified in Appendix 2 attached hereto, shall not be debited from Bell’s Flex Right Allocation or Right To Match Right Allocation but, however, shall be applied against Bell’s volume of IDDD Outbound Services to Teleglobe pursuant to the First Amendment to the Master Agreement.

3.	GENERAL

3.1	In the event of any conflict or inconsistency among or between the terms of this Third Amendment, Second Amendment, the First Amendment, the Master Agreement, and any Specific Services Agreement, the following shall control, in descending order of precedence: (1) this Third Amendment; (2) the Second Amendment; (3) the First Amendment (4) the applicable Specific Services Agreement; and (5) the Master Agreement.

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3.2	No course of dealing or failure of either party to enforce any provision of this Third Amendment shall be construed as a waiver of such provisions or any other rights under this Third Amendment. If any of the provisions of this Third Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Third Amendment but rather this entire Third Amendment shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

3.3	This Third Amendment may be executed in as many counterparts as may be required, each of which when delivered is an original but all of which taken together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Third Amendment.

TELEGLOBE CANADA ULC		BELL CANADA

Per:	/s/ Denis Archambault	Per:	/s/ Daniel Ratte
Name:	Denis Archambault	Name:	Daniel Ratte

Title:	VP GTM	Title:	Director Carrier Relations

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